Exhibit 16.1
September 10, 2012
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4 of SM Energy's Form 8-K dated September 10, 2012, and we agree with the statements made therein.
Yours truly,
/s/ Deloitte & Touche LLP